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Sung Lee
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For Immediate Release

GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS

- Product Sales of $5.5 billion -
- Diluted EPS of $1.60 per share -
- Non-GAAP Diluted EPS of $1.84 per share -
- Revised Full Year 2018 Guidance -

Foster City, CA, October 25, 2018 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the third quarter ended September 30, 2018. The financial results that follow represent a year-over-year comparison of the third quarter 2018 to the third quarter 2017. Total revenues were $5.6 billion in 2018 compared to $6.5 billion in 2017. Net income was $2.1 billion or $1.60 per diluted share in 2018 compared to $2.7 billion or $2.06 per diluted share in 2017. Non-GAAP net income was $2.4 billion or $1.84 per diluted share in 2018 compared to $3.0 billion or $2.27 per diluted share in 2017.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2018	2017	2018	2017
Product sales	$5,455	$6,402	$15,996	$19,825
Royalty, contract and other revenues	141	110	336	333
Total revenues	$5,596	$6,512	$16,332	$20,158

Net income attributable to Gilead	$2,097	$2,718	$5,452	$8,493
Non-GAAP net income	$2,403	$2,990	$6,855	$9,311

Diluted earnings per share	$1.60	$2.06	$4.15	$6.44
Non-GAAP diluted earnings per share	$1.84	$2.27	$5.22	$7.06
Product Sales
Total product sales for the third quarter of 2018 were $5.5 billion compared to $6.4 billion for the same period in 2017. Product sales for the third quarter of 2018 were $4.1 billion in the United States, $873 million in Europe and $451 million in other locations. Product sales for the third quarter of 2017 were $4.5 billion in the United States, $1.2 billion in Europe and $663 million in other locations.
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Note: Non-GAAP financial information excludes acquisition-related, up-front collaboration, stock-based compensation and other expenses, fair value adjustments of marketable equity securities and measurement period adjustments relating to the enactment of the 2017 Tax Cuts and Jobs Act (Tax Reform). A reconciliation between GAAP and non-GAAP financial information is provided in the tables on page 7, 8 and 9.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

October 25, 2018	2

•
HIV product sales(1) were $3.7 billion for the third quarter of 2018 compared to $3.3 billion for the same period in 2017. The increase was primarily due to the continued uptake of products containing emtricitabine (FTC) and tenofovir alafenamide (TAF), which include Biktarvy® (bictegravir 50 mg/emtricitabine 200 mg/tenofovir alafenamide 25 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg), Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
Chronic hepatitis C (HCV) product sales, which consist of Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg), Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Vosevi® (sofosbuvir 400 mg/velpatasvir 100 mg/voxilaprevir 100 mg) and Sovaldi® (sofosbuvir 400 mg), were $902 million for the third quarter of 2018 compared to $2.2 billion for the same period in 2017. The decline was primarily due to lower sales of Harvoni and Epclusa across all major markets as a result of increased competition.

•	Yescarta® (axicabtagene ciloleucel), which was launched in the United States in October 2017, generated $75 million in sales during the third quarter of 2018.

•
Other product sales, which include products from Gilead’s chronic hepatitis B (HBV), cardiovascular, oncology and other categories inclusive of Vemlidy® (tenofovir alafenamide 25 mg), Viread® (tenofovir disoproxil fumarate 300 mg), Letairis® (ambrisentan 5 mg and 10 mg), Ranexa® (ranolazine 500 mg and 1000 mg), Zydelig® (idelalisib 150 mg) and AmBisome® (amphotericin B liposome for injection 50 mg/vial), were $751 million for the third quarter of 2018 compared to $874 million for the same period in 2017.

Operating Expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2018	2017	2018	2017
Research and development expenses (R&D)	$939	$789	$3,068	$2,584
Non-GAAP R&D expenses	$844	$745	$2,579	$2,446

Selling, general and administrative expenses (SG&A)	$948	$879	$2,925	$2,626
Non-GAAP SG&A expenses	$852	$806	$2,576	$2,440

During the third quarter of 2018, compared to the same period in 2017:

•
R&D and SG&A expenses increased primarily due to higher costs to support the growth of Gilead’s business following the acquisition of Kite Pharma, Inc. (Kite) and stock-based compensation expenses associated with Gilead’s acquisition of Kite.

•	Non-GAAP R&D and non-GAAP SG&A expenses increased primarily due to higher costs to support the growth of Gilead’s business following the acquisition of Kite.
Cash, Cash Equivalents and Marketable Securities
As of September 30, 2018, Gilead had $30.8 billion of cash, cash equivalents and marketable securities compared to $31.7 billion as of June 30, 2018. During the third quarter of 2018, Gilead generated $2.2 billion in operating cash flow. Gilead repaid $1.8 billion principal amount of senior unsecured notes due in September 2018, paid cash dividends of $742 million and utilized $449 million on stock repurchases.

___________________________________

(1)	Excludes sales of Viread as Viread is primarily used for treatment of chronic HBV.

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October 25, 2018	3

Revised Full Year 2018 Guidance
Gilead revised its full year 2018 guidance, initially provided on February 6, 2018 and revised on July 25, 2018:

(In millions, except percentages and per share amounts)	Initially Provided February 6, 2018 Reiterated May 1, 2018	Updated July 25, 2018	Updated October 25, 2018
Net Product Sales	$20,000 - $21,000	$20,000 - $21,000	$20,800 - $21,300
Non-GAAP
Product Gross Margin	85% - 87%	85% - 87%	85% - 87%
R&D Expenses	$3,400 - $3,600	$3,400 - $3,600	$3,400 - $3,600
SG&A Expenses	$3,400 - $3,600	$3,400 - $3,600	$3,400 - $3,600
Effective Tax Rate	21.0% - 23.0%	19.0% - 21.0%	18.0% - 20.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-based Compensation and Other Expenses	$1.41 - $1.51	$1.50 - $1.60	$1.50 - $1.60
Corporate Highlights

•	Announced that John F. Milligan, Ph.D., will step down as President and Chief Executive Officer (CEO).

•	John C. Martin, Ph.D., announced his intent to step down from the Board at the time a new CEO joins the company.

•	Announced plans to launch authorized generic versions of Epclusa and Harvoni in the United States through a newly created subsidiary, Asegua Therapeutics LLC.

•	Announced that Laura Hamill has joined the company as Executive Vice President, Worldwide Commercial Operations.

•
Announced that Gregg Alton has been appointed Chief Patient Officer and that Diana Brainard, M.D., has been promoted to Senior Vice President, HIV and Emerging Viral Infections. Also announced that Andrew Cheng, M.D., Ph.D., Chief Medical Officer, decided to leave Gilead to pursue another opportunity.

•	Announced that Michael Amoroso has joined the company as Senior Vice President and Head of Worldwide Commercial, Cell Therapy.
Product and Pipeline Updates announced by Gilead during the Third Quarter of 2018 include:
HIV and Liver Diseases Programs

•
Announced a strategic collaboration with Precision BioSciences (Precision) to develop therapies targeting the in vivo elimination of HBV virus with Precision’s proprietary genome editing platform, ARCUS.

•	Announced that the China National Drug Administration has approved Genvoya for the treatment of HIV-1 infection.

•
Presented data at the 22nd International AIDS Conference, which included the announcement of a retrospective nationwide analysis of the impact of Truvada® (emtricitabine 200mg and tenofovir disoproxil fumarate 300mg) for pre-exposure prophylaxis (PrEP) use across all 50 U.S. states and the District of Columbia. Conducted in collaboration with researchers at Emory University Rollins School of Public Health and the Centers for Disease Control and Prevention, these data demonstrated that use of once-daily oral Truvada for PrEP has had an independent and significant impact on the number of new HIV infections diagnosed in the United States from 2012 to 2016.

Oncology and Cell Therapy Programs

•	Announced a license agreement with Trianni, Inc. (Trianni) that grants Gilead the use of the Trianni transgenic human monoclonal antibody discovery platform to support drug discovery efforts.

•	Announced that the European Commission has granted Marketing Authorization for Yescarta as a treatment

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October 25, 2018	4

for adult patients with relapsed or refractory diffuse large B-cell lymphoma and primary mediastinal large
B-cell lymphoma, after two or more lines of systemic therapy.

•	Announced a strategic collaboration with Gadeta B.V. (Gadeta) to develop novel gamma delta T cell receptor therapies in various cancers.
Inflammation Programs

•
Announced that FINCH 2, a global, randomized, placebo-controlled, Phase 3 study of filgotinib, an investigational, selective JAK1 inhibitor, in adults with moderately-to-severely active rheumatoid arthritis and prior inadequate response/intolerance to biologic agents, achieved its primary endpoint in the proportion of patients achieving an American College of Rheumatology 20 percent response at week 12.

•
Announced that the randomized, placebo-controlled Phase 2 TORTUGA study of filgotinib achieved its primary efficacy endpoint in adults with moderately to severely active ankylosing spondylitis (AS). In the study, patients treated with filgotinib achieved significantly greater improvements in AS Disease Activity Score, the primary endpoint, at week 12, with a mean change from baseline of -1.5 versus -0.6 for those treated with placebo (p<0.0001).

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7, 8 and 9.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its third quarter 2018 and a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call (877) 359-9508 (U.S.) or (224) 357-2393 (international) and dial the conference ID 1789278 to access the call.
A replay of the webcast will be archived on the company’s website for one year and a phone replay will be available approximately two hours following the call through October 27, 2018. To access the phone replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international) and dial the conference ID 1789278.
About Gilead Sciences
Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks

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October 25, 2018	5

and uncertainties include: Gilead’s ability to achieve its anticipated full year 2018 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Yescarta, Biktarvy and Vemlidy; austerity measures in European countries that may increase the amount of discount required on Gilead’s products; an increase in discounts, chargebacks and rebates due to ongoing contracts and future negotiations with commercial and government payers; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of Viread and Truvada, an uncertain global macroeconomic environment; and potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to develop products utilizing Precision’s ARCUS platform and Trianni’s transgenic human monoclonal antibody platform; Gilead’s ability to develop products under its collaboration with Gadeta; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products; Gilead’s ability to successfully commercialize its products, including Biktarvy and Yescarta; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including filgotinib; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (the SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended September 30, 2018 are not necessarily indicative of operating results for any future periods. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, AXI-CELTM, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VEMLIDY®, VIREAD®, VOLIBRIS®, VOSEVI®, YESCARTA® and ZYDELIG®.
LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SYMTUZA® is a registered trademark of Janssen Sciences Ireland UC (Janssen). TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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October 25, 2018	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Product sales	$5,455	$6,402	$15,996	$19,825
Royalty, contract and other revenues	141	110	336	333
Total revenues	5,596	6,512	16,332	20,158
Costs and expenses:
Cost of goods sold	1,086	1,032	3,283	3,115
Research and development expenses	939	789	3,068	2,584
Selling, general and administrative expenses	948	879	2,925	2,626
Total costs and expenses	2,973	2,700	9,276	8,325
Income from operations	2,623	3,812	7,056	11,833
Interest expense	(264)	(291)	(820)	(821)
Other income (expense), net	305	150	547	391
Income before provision for income taxes	2,664	3,671	6,783	11,403
Provision for income taxes	565	959	1,326	2,923
Net income	2,099	2,712	5,457	8,480
Net income (loss) attributable to noncontrolling interest	2	(6)	5	(13)
Net income attributable to Gilead	$2,097	$2,718	$5,452	$8,493

Net income per share attributable to Gilead common stockholders - basic	$1.62	$2.08	$4.19	$6.50
Shares used in per share calculation - basic	1,296	1,306	1,302	1,307
Net income per share attributable to Gilead common stockholders - diluted	$1.60	$2.06	$4.15	$6.44
Shares used in per share calculation - diluted	1,307	1,319	1,313	1,319
Cash dividends declared per share	$0.57	$0.52	$1.71	$1.56

October 25, 2018	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,086	$1,032	$3,283	$3,115
Acquisition-related – amortization of purchased intangibles	(301)	(209)	(902)	(629)
Stock-based compensation expenses(1)	(15)	(4)	(49)	(12)
Other(2)	1	2	1	(18)
Non-GAAP cost of goods sold	$771	$821	$2,333	$2,456
Product gross margin reconciliation:
GAAP product gross margin	80.1%	83.9%	79.5%	84.3%
Acquisition-related – amortization of purchased intangibles	5.5%	3.3%	5.6%	3.2%
Stock-based compensation expenses(1)	0.3%	—%	0.3%	—%
Other(2)	—%	—%	—%	0.1%
Non-GAAP product gross margin(4)	85.9%	87.2%	85.4%	87.6%
Research and development expenses reconciliation:
GAAP research and development expenses	$939	$789	$3,068	$2,584
Up-front collaboration expenses	—	—	(160)	—
Acquisition-related – other costs	3	—	(22)	—
Stock-based compensation expenses(1)	(99)	(53)	(304)	(142)
Other(2)	1	9	(3)	4
Non-GAAP research and development expenses	$844	$745	$2,579	$2,446
Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$948	$879	$2,925	$2,626
Acquisition-related – transaction costs	—	(12)	—	(12)
Acquisition-related – other costs	(8)	—	(23)	—
Stock-based compensation expenses(1)	(84)	(56)	(317)	(150)
Other(2)	(4)	(5)	(9)	(24)
Non-GAAP selling, general and administrative expenses	$852	$806	$2,576	$2,440
Operating margin reconciliation:
GAAP operating margin	46.9%	58.5%	43.2%	58.7%
Up-front collaboration expenses	—%	—%	1.0%	—%
Acquisition-related – amortization of purchased intangibles	5.4%	3.2%	5.5%	3.1%
Acquisition-related – transaction costs	—%	0.2%	—%	0.1%
Acquisition-related – other costs	0.1%	—%	0.3%	—%
Stock-based compensation expenses(1)	3.5%	1.7%	4.1%	1.5%
Other(2)	—%	(0.1)%	0.1%	0.2%
Non-GAAP operating margin(4)	55.9%	63.6%	54.2%	63.6%
Interest expense reconciliation:
GAAP interest expense	$(264)	$(291)	$(820)	$(821)
Acquisition-related – transaction costs	—	18	—	18
Non-GAAP interest expense	$(264)	$(273)	$(820)	$(803)
Other income (expense), net reconciliation:
GAAP other income (expense), net	$305	$150	$547	$391
Unrealized gains from marketable equity securities(3)	(168)	—	(149)	—
Non-GAAP other income (expense), net	$137	$150	$398	$391

October 25, 2018	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Effective tax rate reconciliation:
GAAP effective tax rate	21.2%	26.1%	19.5%	25.6%
Up-front collaboration expenses	—%	—%	0.1%	—%
Acquisition-related – amortization of purchased intangibles	(1.5)%	(1.2)%	(1.5)%	(1.2)%
Stock-based compensation expenses(1)	(1.0)%	0.8%	(0.1)%	0.6%
Unrealized gains from marketable equity securities(3)	1.3%	—%	0.4%	—%
Tax Reform adjustments	—%	—%	0.1%	—%
Non-GAAP effective tax rate(4)	19.9%	25.7%	18.5%	25.0%
Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$2,097	$2,718	$5,452	$8,493
Up-front collaboration expenses	—	—	125	—
Acquisition-related – amortization of purchased intangibles	281	201	843	605
Acquisition-related – transaction costs	—	24	—	24
Acquisition-related – other costs	4	—	36	—
Stock-based compensation expenses(1)	184	55	546	161
Unrealized gains from marketable equity securities(3)	(164)	—	(146)	—
Tax Reform adjustments	—	—	(10)	—
Other(2)	1	(8)	9	28
Non-GAAP net income attributable to Gilead	$2,403	$2,990	$6,855	$9,311
Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.60	$2.06	$4.15	$6.44
Up-front collaboration expenses	—	—	0.10	—
Acquisition-related – amortization of purchased intangibles	0.21	0.15	0.64	0.46
Acquisition-related – transaction costs	—	0.02	—	0.02
Acquisition-related – other costs	—	—	0.03	—
Stock-based compensation expenses(1)	0.14	0.04	0.42	0.12
Unrealized gains from marketable equity securities(3)	(0.13)	—	(0.11)	—
Tax Reform adjustments	—	—	(0.01)	—
Other(2)	—	(0.01)	0.01	0.02
Non-GAAP diluted earnings per share(4)	$1.84	$2.27	$5.22	$7.06
Non-GAAP adjustment summary:
Cost of goods sold adjustments	$315	$211	$950	$659
Research and development expenses adjustments	95	44	489	138
Selling, general and administrative expenses adjustments	96	73	349	186
Interest expense adjustments	—	18	—	18
Other income (expense), net adjustments	(168)	—	(149)	—
Total non-GAAP adjustments before tax	338	346	1,639	1,001
Income tax effect	(32)	(74)	(226)	(183)
Tax Reform adjustments	—	—	(10)	—
Total non-GAAP adjustments after tax	$306	$272	$1,403	$818
Notes:
(1) Stock-based compensation expenses for the three and nine months ended September 30, 2018 include $63 million and $323 million, respectively, associated with Gilead’s acquisition of Kite
(2) Amounts represent restructuring, contingent consideration and/or other individually insignificant amounts
(3)     Amounts represent fair value adjustments of marketable equity securities recorded in Other income (expense), net, on Gilead’s Condensed Consolidated Statements of Income as a result of the adoption of Accounting Standards Update No. 2016-01 “Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” in 2018

(4) Amounts may not sum due to rounding

October 25, 2018	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2018 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

	Initially Provided February 6, 2018 Reiterated May 1, 2018	Updated July 25, 2018 Reiterated October 25, 2018
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	78% - 80%	78% - 80%
Acquisition-related expenses	7% - 7%	7% - 7%
Non-GAAP projected product gross margin(1)	85% - 87%	85% - 87%
Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$3,785 - $4,050	$3,965 - $4,260
Stock-based compensation expenses(2)	(315) - (350)	(365) - (400)
Acquisition-related expenses / up-front collaboration expenses	(70) - (100)	(200) - (260)
Non-GAAP projected research and development expenses	$3,400 - $3,600	$3,400 - $3,600
Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,865 - $4,110	$3,835 - $4,080
Stock-based compensation expenses(2)	(425) - (450)	(395) - (420)
Acquisition-related expenses	(40) - (60)	(40) - (60)
Non-GAAP projected selling, general and administrative expenses	$3,400 - $3,600	$3,400 - $3,600
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(3):
Stock-based compensation expenses(2)	$0.50 - $0.56	$0.50 - $0.54
Acquisition-related expenses / up-front collaboration expenses	$0.91 - $0.95	$1.00 - $1.06
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(3)	$1.41 - $1.51	$1.50 - $1.60
Notes:
(1) Stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin
(2) Includes stock-based compensation expenses associated with Gilead’s acquisition of Kite
(3)     Excludes fair value adjustments of marketable equity securities, as Gilead is unable to project future fair value adjustments, and measurement period adjustments during 2018 relating to Tax Reform. Gilead is unable to project an effective tax rate on a GAAP basis

October 25, 2018	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30,	December 31,
	2018	2017

Cash, cash equivalents and marketable securities	$30,844	$36,694
Accounts receivable, net	3,465	3,851
Inventories	816	801
Property, plant and equipment, net	3,791	3,295
Intangible assets, net	16,314	17,100
Goodwill	4,117	4,159
Other assets	4,958	4,383
Total assets	$64,305	$70,283

Current liabilities	$10,116	$11,635
Long-term liabilities	31,182	38,147
Stockholders’ equity(1)	23,007	20,501
Total liabilities and stockholders’ equity	$64,305	$70,283

Note:
(1) As of September 30, 2018, there were 1,294 million shares of common stock issued and outstanding

October 25, 2018	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Atripla – U.S.	$221	$324	$723	$974
Atripla – Europe	29	79	119	259
Atripla – Other International	8	36	79	133
	258	439	921	1,366

Biktarvy – U.S.	375	—	593	—
Biktarvy – Europe	11	—	13	—
Biktarvy – Other International	—	—	—	—
	386	—	606	—

Complera / Eviplera – U.S.	61	91	210	315
Complera / Eviplera – Europe	67	133	279	385
Complera / Eviplera – Other International	11	13	39	44
	139	237	528	744

Descovy – U.S.	310	241	895	682
Descovy – Europe	81	65	234	149
Descovy – Other International	15	10	41	22
	406	316	1,170	853

Genvoya – U.S.	921	810	2,678	2,189
Genvoya – Europe	203	146	596	358
Genvoya – Other International	52	32	144	67
	1,176	988	3,418	2,614

Odefsey – U.S.	323	255	905	688
Odefsey – Europe	95	37	230	87
Odefsey – Other International	5	4	15	6
	423	296	1,150	781

Stribild – U.S.	111	181	388	632
Stribild – Europe	20	40	83	161
Stribild – Other International	15	8	36	38
	146	229	507	831

Truvada – U.S.	665	604	1,821	1,635
Truvada – Europe	62	154	245	527
Truvada – Other International	30	53	108	175
	757	811	2,174	2,337

Other HIV(1) – U.S.	10	13	30	34
Other HIV(1) – Europe	2	2	6	5
Other HIV(1) – Other International	2	—	10	2
	14	15	46	41

Revenue share – Symtuza(2) – U.S.	8	—	8	—
Revenue share – Symtuza(2) – Europe	14	—	34	—
	22	—	42	—

Total HIV – U.S.	3,005	2,519	8,251	7,149
Total HIV – Europe	584	656	1,839	1,931
Total HIV – Other International	138	156	472	487
	$3,727	$3,331	$10,562	$9,567

October 25, 2018	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

AmBisome – U.S.	$9	$9	$40	$26
AmBisome – Europe	59	51	170	153
AmBisome – Other International	34	32	102	97
	102	92	312	276

Epclusa – U.S.	225	543	733	2,142
Epclusa – Europe	136	263	502	649
Epclusa – Other International	116	76	278	154
	477	882	1,513	2,945

Harvoni – U.S.	185	718	649	2,628
Harvoni – Europe	38	110	116	583
Harvoni – Other International	88	145	225	515
	311	973	990	3,726

Letairis – U.S.	241	213	689	654

Ranexa – U.S.	178	164	581	517

Vemlidy – U.S.	66	34	172	66
Vemlidy – Europe	2	2	8	3
Vemlidy – Other International	19	1	41	1
	87	37	221	70

Viread – U.S.	17	137	40	395
Viread – Europe	10	55	72	202
Viread – Other International	43	82	137	237
	70	274	249	834

Vosevi – U.S.	78	117	250	117
Vosevi – Europe	21	5	57	5
Vosevi – Other International	4	1	12	1
	103	123	319	123

Yescarta – U.S.	75	—	183	—

Zydelig – U.S.	15	18	46	52
Zydelig – Europe	4	22	44	57
Zydelig – Other International	1	—	2	1
	20	40	92	110

Other(3) – U.S.	37	70	93	228
Other(3) – Europe	19	33	75	279
Other(3) – Other International	8	170	117	496
	64	273	285	1,003

Total product sales – U.S.	4,131	4,542	11,727	13,974
Total product sales – Europe	873	1,197	2,883	3,862
Total product sales – Other International	451	663	1,386	1,989
	$5,455	$6,402	$15,996	$19,825

Notes:
(1) Includes Emtriva and Tybost
(2) Represents Gilead’s revenue from cobicistat (C), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen
(3) Includes Cayston, Hepsera and Sovaldi